Exhibit 10.3
MEDICAL PROPERTIES TRUST, INC.
2007 MULTI-YEAR INCENTIVE PLAN
AWARD AGREEMENT FOR RESTRICTED STOCK
THIS MULTI-YEAR INCENTIVE PLAN AWARD AGREEMENT (this “Agreement” or “Award Agreement”) is made and entered into as of ___by and between MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (the “Company”), and ___(the “Participant”) pursuant to the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.
W I T N E S S E T H:
WHEREAS, the Participant is a key employee of the Company or one of its Subsidiaries or affiliates;
WHEREAS, the Company has adopted the 2007 Multi-Year Incentive Plan (the “MIP”) pursuant to the Plan to provide executive officers of the Company or its Subsidiaries and affiliates, including the Participant, in connection with their employment with the long-term incentive compensation described in this Agreement, and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, while increasing the total return to the Company’s shareholders . The MIP consists of three separate components, all covered by this Agreement, designed collectively to reward the Participant for his contribution to the Company’s past superior performance, in terms of both total return to shareholders and funds from operations, and to incentivize the Participant to contribute to superior performance for the benefit of the Company’s shareholders over the next several years as follows: (i) a time-based restricted equity award (the “TBRE Award”); (ii) a core performance restricted equity award (the “CPRE Award”); and (iii) a superior performance restricted equity award (the “SPRE Award”);
WHEREAS, the MIP was adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter. This Agreement evidences an award to the Participant under the MIP (this “Award”), which is subject to the terms and conditions set forth herein; and
WHEREAS, the Participant was selected by the Committee to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Exhibit A hereto, but conditional upon the execution of this Agreement, the Committee awarded to the Participant the number of shares of Restricted Common Stock set forth in Exhibit A.
NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.     AWARD OF RESTRICTED STOCK. On the date specified on Exhibit A attached hereto (the “Date of Award”) and conditional upon the execution of this Agreement, the Committee awarded to the Participant this Award which entitles the Participant to receive the number of shares of Restricted Common Stock (the “Shares”) as is set forth on Exhibit A from the authorized and unissued or treasury Common Stock and in accordance with the provisions set forth herein. The Shares for the TBRE Award component of this Award will be immediately issued and the Participant shall enter into a Restricted Stock Award Agreement with the Company. No Shares shall be issued for the CPRE Award and the SPRE Award components of this Award unless the provisions of Section 2 are satisfied.
2.     ISSUANCE OF RESTRICTED STOCK. The actual number of shares of Restricted Common Stock to be issued to the Participant for the CPRE Award and the SPRE Award components of this Award will vary depending upon the achievement of specific performance thresholds as follows:
     (a) CPRE Award. As soon as practicable following the end of each calendar year beginning on March 1, 2007 (the “Effective Date”) through December 31, 2013, the Committee will determine (x) the Total Return (as defined herein) of the Company for the applicable calendar year and (y) the Total Return of the Company from the Effective Date through the end of the applicable calendar year on a cumulative basis, and then perform the following calculations with respect to the number of shares to be issued under the CPRE Award:
          (A) if both (I) the Company’s Total Return for the applicable calendar year is below 9% (pro-rated to 7.5% for March 1, 2007 through December 31, 2007) and (II) the Company’s Total Return from the Effective Date through the end of the applicable calendar year on a cumulative basis is below a simple 9% per year (pro-rated to 7.5% for March 1, 2007 through December 31, 2007), then none of the Participant’s target shares under the CPRE Award will be issued;
          (B) if for the applicable calendar year the Company’s Total Return is 9% (pro-rated to 7.5% for March 1, 2007 through December 31, 2007) or higher, then 14.286% of the number of target shares under the CPRE Award will be issued as of the end of the applicable calendar year and such shares will be fully vested and nonforfeitable upon grant;
          (C) if the Company’s Total Return from the Effective Date through the end of the applicable calendar year on a cumulative basis is equal to or greater than a simple 9% per year (pro-rated to 7.5% for March 1, 2007 through December 31, 2007), then the sum of (I) 14.286% of the Participant’s target shares granted under the CPRE Award (but without duplication of the issuing percentage set forth in Section 2(a)(B)) and (II) any portion of the Participant’s target shares under the CPRE Award that failed to be issued for prior calendar years will be issued as of the end of the applicable calendar year and such shares will be fully vested and nonforfeitable upon grant.

     (b) SPRE Award. With respect to the issuance of the number of target shares granted under the SPRE Award:
          (A) If after January 1, 2009, but before December 31, 2010, the Average Stock Price (as defined herein) is at or above $26.00 on each trading day in a period of thirty (30) consecutive trading days, then 100.000% of the target shares under the SPRE Award will be issued based on performance (subject to further time vesting as provided in Exhibit A) as of the last trading day in such 30-trading day period;
          (B) If as of December 31, 2010 the target shares under the SPRE Award have not been issued based on performance pursuant to Section 2(b)(A), as soon as practicable following December 31, 2010 the Company will calculate the Average Stock Price as of December 31, 2010 and the target shares under the SPRE Award will be issued based on performance (subject to further time vesting as provided in Exhibit A) as follows:

Average Stock Price	Percentage Earned
Less than $20.00	0.000%
Equal to or greater than $20.00 and less than $22.00	33.334%
Equal to or greater than $22.00 and less than $24.00	58.334%
Equal to or greater than $24.00 and less than $26.00	75.000%
Equal to or greater than $26.00	100.000%

          (C) Notwithstanding Section 2(b)(B), if as of December 31, 2010 the target shares under the SPRE Award have not been issued based on performance pursuant to Section 2(b)(A) or Section 2(b)(B), and the Average Stock Price is less than $20, as soon as practicable following December 31, 2010:
               (i)     the Committee will determine the Total Return of the Company from the Effective Date through December 31, 2010;
               (ii)     the Committee will determine the Total Return of the real estate investment trusts (the “REITs”) included in the Morgan Stanley REIT Index from the Effective Date through December 31, 2010; and
               (iii)     if the Company’s Total Return calculated pursuant to clause (i) above is at or above the 50th percentile of the Total Return of the REITs included in the Morgan Stanley REIT Index calculated pursuant to clause (ii) above, then 33.334% of the target shares under the SPRE Award will be issued based on performance (subject to further time vesting as provided in Exhibit A) as of December 31, 2010.

“Average Stock Price” means, as of any date, the average of the Fair Market Value of a share of Common Stock over the thirty (30) consecutive trading days immediately preceding such date.
“Total Return” means, with respect to a REIT included in the Morgan Stanley REIT Index or the Company, as applicable, the total percentage return per share achieved by the common shares of such REIT or the Company’s Common Stock, as applicable, assuming contemporaneous reinvestment in such common shares or Common Stock of all dividends and other distributions, in each case measured following the end of each calendar year for the applicable calendar year or from the Effective Date through the end of the applicable calendar year, as the case may be.
3.     DIVIDENDS. The Participant shall be entitled to receive dividends with respect to the Shares as provided in the Plan. In addition:
     (a) For Shares granted as part of the TBRE Award and the CPRE Award, to the extent Shares are not issued until after the Effective Date, the Participant shall be entitled to the full dividend paid on shares of the Company’s Common Stock outstanding as of the record dates for the first and second 2007 quarterly distributions and periods thereafter, even though such Shares were not outstanding for some or all of such period. An amount equal to such dividends shall be paid to the Participant in cash promptly following the date of issuance of the applicable Shares.
     (b) For Shares granted as part of the SPRE Award, then (i) from the Effective Date until the earlier of (x) the date on which such Shares are issued based on performance as provided in Section 2 hereof or (y) the date on which such Shares have become fully vested upon a Change of Control or qualified termination as provided in Section 4, the Participant shall be entitled to 20% of the dividend paid/payable on shares of the Company’s Common Stock outstanding as of the record dates for the first and second 2007 quarterly distributions and periods thereafter, even though such Shares were not outstanding for some or all of such period; and (ii) thereafter, the Participant shall be entitled to the full dividend paid on shares of the Company’s Common Stock outstanding as of the applicable record dates, even though such Shares were not outstanding for some or all of such period. In the case of (i) or (ii) above, an amount equal to such dividends shall be paid to the Participant in cash promptly following the date of issuance of the applicable Shares.
     (c) All dividends and equivalent cash amounts paid with respect to the Shares hereunder shall be fully vested and non-forfeitable when paid, whether or not the underlying Shares have been earned based on performance or have become vested based on the passage of time.
4.     RESTRICTIONS. Immediately before the earliest of (A) the occurrence of a Change of Control; (B) a termination of such Participant’s employment by the Company without Cause (as defined in such Participant’s employment agreement with the Company); (C) a resignation by the Participant for Good Reason (as defined in such Participant’s employment agreement with the Company); (D) the Participant’s death or (E) the Participant becoming Permanently Disabled (as defined in such Participant’s employment agreement with the Company) ((A) through (E) collectively, the “Qualified Events”), all target shares under the CPRE Award that had not previously been issued pursuant to Section 2 shall be issued and such shares will be fully vested and nonforfeitable upon grant. For the avoidance of doubt, all Shares except for those that had previously been issued pursuant to Section 1, Section 2 or Section 4 hereof shall automatically and immediately be forfeited by the Participant upon the Participant’s Termination of Employment and thereafter no further calculations pursuant to Section 2 shall be performed with respect to the Participant’s target shares under the CPRE Award or the SPRE Award. The Shares as to which the restrictions shall not have lapsed and which are not vested shall be forfeited upon the Participant’s Termination of Employment; provided, however, that all unvested Shares actually issued shall be 100% vested and no longer subject to forfeiture immediately before the earliest of any of the Qualified Events. The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such restrictions lapse and the Shares vest. During the period prior to the lapse of such restrictions and the vesting of such Shares, any stock dividends paid with respect to the Shares shall be subject to the same restrictions and vesting period as the Shares with respect to which they are paid.
5.     CERTIFICATES FOR SHARES OF RESTRICTED COMMON STOCK. Certificates respecting the Shares shall be registered in the Participant’s name or the Shares shall be issued to the Participant through the book-entry system, as determined by the Company.
6.     NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or by any Subsidiary or shall adversely affect the right of the Company or any Subsidiary to terminate the Participant’s employment with or without cause at any time.
7.     SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgement that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

8.     LEGEND. In order to enforce the restrictions imposed on the Shares, the certificates representing such Shares shall bear the following legend:
THESE SHARES ARE HELD SUBJECT TO THE TERMS OF THE SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (THE “PLAN”) AND SUCH SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF. A COPY OF THE PLAN IS AVAILABLE AT THE OFFICE OF THE COMPANY.
Such legend shall be removed as the restrictions lapse with respect to such Shares and the Shares vest.
     9.     MISCELLANEOUS.
     (a)     The Participant’s rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     (b)     The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.
     (c)     This Agreement shall bind all parties, their respective heirs, executors, administrators and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors or assigns.
     (d)     This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.
     (e)     This Agreement shall be interpreted and construed according to and governed by the laws of the State of Alabama.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEDICAL PROPERTIES TRUST, INC.
By:
Name:
Title:

[PARTICIPANT]

EXHIBIT A
TO
2007 MULTI-YEAR INCENTIVE PLAN AWARD AGREEMENT FOR RESTRICTED STOCK dated as of ___ between Medical Properties Trust, Inc. and ___.

1.	Date of Award:

2.	Number of Target Shares of Restricted Common Stock:

The TBRE Award:

The CPRE Award:

The SPRE Award:

3.	Vesting Schedule
The TBRE Award:

Date Restrictions Lapse
Number of Target Shares Becoming Vested	and Shares Vest
(14.286%)	December 31, 2007

(14.286%)	December 31, 2008

(14.286%)	December 31, 2009

(14.286%)	December 31, 2010

(14.286%)	December 31, 2011

(14.286%)	December 31, 2012

(14.286%)	December 31, 2013

With respect to the shares actually issued as part of the SPRE Award on December 31, 2010:

Date Restrictions Lapse
Percentage of Issued Shares Becoming Vested	and Shares Vest

33.33%	December 31, 2011
33.33%	December 31, 2012
33.34%	December 31, 2013